Exhibit 10.1

AMENDMENT No. 2 TO EXCHANGE AGREEMENT

This Amendment No. 2 (the “Amendment”) to the Exchange Agreement dated June 10, 2025 by and between FOXO Technologies Inc., a Delaware corporation (“FOXO”) and Smithline Family Trust II (“Smithline”). FOXO and Smithline will be referred to individually as a “Party” and collectively as the “Parties.” Any capitalized terms not defined in this Amendment will have the meaning set forth in the Exchange Agreement dated May 28, 2024 by and between the Parties, as amended on September 16, 2024 (the “Agreement”), attached hereto as Exhibit A.

RECITALS

WHEREAS, on May 28, 2024, the Parties entered into the Agreement;

WHEREAS, pursuant to Section 1.1 of the Agreement, Smithline shall exchange the Warrant for the right to receive up to 1,308,751 post-split shares of Class A Common Stock of FOXO (the “Common Stock”);

WHEREAS, on November 29, 2024, at a Special Meeting of Shareholders, FOXO shareholders approved for purposes of complying with NYSE American Rule 713, the issuance of such shares of Common Stock to Smithline exceeding 19.99% of the outstanding shares of Common Stock on the original date of the Agreement;

WHEREAS, as of the date hereof, 1,308,751 post-split shares of Common Stock have been issued pursuant to the Agreement and FOXO owes Smithline $384,297 pursuant to the Settlement Agreement dated November 7, 2023; and

WHEREAS, the Parties wish to further amend Section 1.1 of the Agreement so that Smithline shall exchange the Warrant for the right to receive up to an additional 3,842,970 post-split shares of Common Stock (or 5,151,721 total post-split shares of Common Stock).

THEREFORE, in consideration of the foregoing recitals, mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as set forth below.

AGREEMENT

1. Revised Rights Shares. Section 1.1 of the Agreement is hereby amended so that, as amended, such section of the Agreement reads as follows:

1.1 Issuance of the Rights. Smithline shall exchange the Warrant for the right to receive up to 5,151,721 post-split shares of Class A Common Stock (the “Rights Shares”), subject to the Beneficial Ownership Limitation (as defined below) (the “Rights”), which Rights Shares, when issued, shall be fully vested, fully paid and nonassessable shares of Common Stock of the Company, issued without any restrictive legends. The parties agree to take whatever actions are necessary, including without limitation, getting any required shareholder or exchange approval to effectuate the foregoing.

2. No Other Changes. Except as amended hereby, the Agreement will continue to be, and will remain, in full force and effect. Except as provided herein, this Amendment will not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Agreement or (ii) to prejudice any right or rights which the Parties may now have or may have in the future under or in connection with the Agreement or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time.

3. Authority; Binding on Successors. The Parties represent that they each have the authority to enter into this Amendment. This Amendment will be binding on, and will inure to the benefit of, the Parties to it and their respective heirs, legal representatives, successors, and assigns.

4. Governing Law and Venue. This Amendment and the rights and duties of the Parties hereto will be construed and determined in accordance with the terms of the Agreement.

5. Incorporation by Reference. The terms of the Agreement, except as amended by this Amendment, are incorporated herein by reference and will form a part of this Amendment as if set forth herein in their entirety.

6. Counterparts; Facsimile Execution. This Amendment may be executed in any number of counterparts and all such counterparts taken together will be deemed to constitute one instrument. Delivery of an executed counterpart of this Amendment by facsimile or email will be equally as effective as delivery of a manually executed counterpart of this Amendment.

[Signature Page to Follow]

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment the respective day and year set forth below:

FOXO Technologies Inc.

Date: June 10, 2025	By	/s/ Seamus Lagan
Seamus Lagan, Chief Executive Officer

Smithline Family Trust II

Date: June 10, 2025	By	/s/ William G. Smithline
William G. Smithline, Trustee

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EXHIBIT A

Exchange Agreement dated May 28, 2024

[See Attached]

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